EXHIBIT 23.2



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-29287, 33-25913, 333-65817 and 33-48145 of NL
Industries, Inc. of our report dated March 16, 2006, relating to the consolidated financial statements, managements' assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Kronos Worldwide, Inc., which is incorporated by reference in this Form 10-K.






PricewaterhouseCoopers LLP



Dallas, Texas
March 16, 2006